Exhibit 99.1


      Arrow Electronics Completes Acquisition of DNSint.com AG; Enterprise
                Computing Solutions Business Expands into Europe


     MELVILLE, N.Y.--(BUSINESS WIRE)--Dec. 30, 2005--Arrow Electronics, Inc. (NYSE:ARW) announced that it has completed its previously-announced acquisition of DNSint.com AG ("DNS") for a purchase price of approximately EUR 130 million ($155 million), including the assumption of approximately EUR 26 million ($31 million) of net debt. All necessary regulatory approvals related to the acquisition have been received.
     "This acquisition marks our first foray outside of North America to strategically expand our enterprise computing solutions business," stated J. Edward Coleman, President of Arrow Enterprise Computing Solutions. "We are excited to be partnering with such a strong and well managed business as DNS and expect this transaction to create significant opportunities for both organizations," added Mr. Coleman.
     DNS, which is headquartered in Munich, Germany and has approximately 320 employees, distributes mid-range computer products in Germany, Austria, Switzerland, Norway, Sweden, Denmark, Finland, the Baltic countries, Poland, the Czech Republic, Slovakia, Slovenia, Croatia and Hungary and is the largest supplier of Sun Microsystems products in this region. Total 2005 sales are expected to exceed EUR 310 million ($370 million).
     "We look forward to working together with Arrow as a truly integrated team. Both Arrow and DNS follow a value-added distribution strategy and we have been pleased to see many similarities between our business models," stated Kurt Schoffer, Managing Board Member at DNS. "DNS will now have access to Arrow's broad resources to further accelerate our growth in the European region," added Manfred Moullion, DNS Managing Board Member.
     Arrow Electronics is a major global provider of products, services and solutions to industrial and commercial users of electronic components and computer products. Headquartered in Melville, New York, Arrow serves as a supply channel partner for nearly 600 suppliers and 150,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 200 locations in 53 countries and territories.

     Safe Harbor

     The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release contains forward-looking statements that are subject to certain risks and uncertainties which could cause actual results or facts to differ materially from such
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conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, the effects of additional actions taken to lower costs, the ability of the company to generate additional cash
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     CONTACT: Arrow Electronics, Inc.
              Ira M. Birns, 631-847-1657
              Vice President & Treasurer
              or
              Paul J. Reilly, 631-847-1872
              Senior Vice President & Chief Financial Officer or
              Media:
              Jacqueline F. Strayer, 631-847-2101
              Vice President, Corporate Communications